UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 22, 2012

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2012, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Heartland Express, Inc. (the "Company") approved a $20,000 increase to Mr. Michael Gerdin's annual base salary in connection with his promotion to Chief Executive Officer and Chairman of the Board on September 2, 2011. Mr. Gerdin's annual base salary will be $300,000. The increase is effective February 20, 2012.

On February 22, 2012, the Compensation Committee of the Company, approved discretionary contributions to the Company's non-qualified compensation plan for the benefit of the following named executive officers:

Named Executive Officer	Discretionary Contribution
Michael J. Gerdin, Chief Executive Officer, President and Director	$49,283
John P. Cosaert, Executive Vice President of Finance, Treasurer and Chief Financial Officer	$51,646
Richard L. Meehan, Executive Vice President of Marketing and Operations	$51,267
Thomas E. Hill, Vice President, Controller, and Secretary	$30,746

There were no other changes to named executive officer compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	February 24, 2012	By: /s/ John P. Cosaert
John P. Cosaert
Executive Vice President - Finance,
Chief Financial Officer and Treasurer